Exhibit 99.1

CPI Card Group Inc. Reports Third Quarter 2022 Results

Date: November 3, 2022

Net Sales Increased 25% to $125 Million; Net Income Increased 80% to $12 Million; Adjusted EBITDA Increased 32% to $28 Million

Strong Sales Growth Across Portfolio and Improved Margins Drove Third Quarter Results

Company Increases 2022 Outlook for Net Sales and Adjusted EBITDA

Littleton, CO. November 3, 2022 -- CPI Card Group Inc. (Nasdaq: PMTS) (“CPI” or the “Company”), a payment technology company and leading provider of credit, debit, and prepaid solutions, today reported financial results for the third quarter ended September 30, 2022 and updated its financial outlook for 2022.

Third quarter net sales increased 25% to $124.6 million, a third consecutive record sales quarter for the Company. Growth was led by the Debit and Credit segment, reflecting ongoing strong customer demand for contactless cards. Net income increased 80% to $11.9 million and Adjusted EBITDA increased 32% to $28.3 million, driven by the strong sales growth and related operating leverage.

“Our outstanding financial results in the third quarter reflect continued strong demand for our differentiated payments solutions and solid execution from our dedicated team,” said Scott Scheirman, President and Chief Executive Officer of CPI. “We generated strong sales growth across our portfolio, which drove operating leverage and contributed to enhanced profitability.”

The Company now expects full-year growth in the low 20 percent range for sales and high teens for Adjusted EBITDA, an increase from the previous outlook of high teens growth for net sales and low double-digit growth for Adjusted EBITDA. The full-year Adjusted EBITDA margin is still expected to be slightly below 20%. The Company expects strong sales growth in its Debit and Credit segment for the year and Prepaid Debit segment sales similar to the record level in 2021.

CPI is a top payment solutions provider in the U.S. serving thousands of banks, credit unions and fintechs. The Company is a leader in the U.S. markets for eco-focused payment cards, personalization and Software-as-a-Service-based instant issuance solutions for small and medium U.S. financial institutions and retail prepaid debit card solutions, and maintains longstanding customer relationships.

The Company expects long-term market growth to be aided by the gradual transition to higher-priced contactless cards, including eco-focused cards, as well as continued financial payment card growth. Visa and Mastercard® U.S. credit, debit and prepaid cards in circulation have increased at a compound annual growth rate of 11% over the three-year period ended June 30, 2022, based on figures released by the networks.

Year-to-date 2022 Business Highlights

●	Generated incremental net sales from customer demand for higher-priced contactless cards, as the U.S. payment card market continues its gradual transition to contactless solutions.
●	Continued to be a leading provider of eco-focused payment card solutions in the U.S. Through the end of the third quarter of 2022, the Company has sold approximately 85 million eco-focused cards since launch in late 2019.
●	Experienced ongoing high demand for Card@Once® Software-as-a-Service-based instant issuance solutions. The Company has over 14,000 Card@Once® installations across more than 1,900 financial institutions in the U.S.
●	Reduced the outstanding balance on the Company’s 8.625% senior secured notes by redeeming $20 million of notes and increased the credit limit on its ABL revolving credit facility from $50 million to $75 million in the first quarter. The Company’s Net Leverage Ratio was 3.6x at September 30, 2022.

Third Quarter 2022 Financial Highlights

Net sales increased 25% year-over-year to $124.6 million in the third quarter of 2022.

●	Debit and Credit segment net sales increased 31% to $99.5 million. Growth was primarily driven by increased sales of higher-priced contactless cards and also benefited from strong sales of contact card sales, personalization services, and Card@Once® instant issuance solutions.
●	Prepaid Debit segment net sales increased 8% to $25.3 million, driven by increased sales with existing customers.

Third quarter gross profit increased 29% to $48.4 million and gross profit margin was 38.9%, which compared to 37.8% in the prior year third quarter and 35.8% in the 2022 second quarter. The year-over-year increase in gross profit margin was primarily due to operating leverage from higher net sales, including benefits from price increases, partially offset by inflationary impacts on production costs.

Year-over-year, income from operations increased 40% to $23.4 million; net income increased 80% to $11.9 million, or $1.01 diluted earnings per share; and Adjusted EBITDA increased 32% to $28.3 million. Profitability growth was primarily driven by higher net sales and the resulting operating leverage.

Year-to-date 2022 Financial Highlights

Net sales increased 24% year-over-year to $349.3 million in the first nine months of 2022, a record level for the Company.

●	Debit and Credit segment net sales increased 31% to $285.7 million. Growth was primarily driven by increased sales of higher-priced contactless cards, including eco-focused cards, and Card@Once® instant issuance solutions.

●	Prepaid Debit segment net sales increased 1% to $64.0 million. Prior year sales reflected benefits from the onboarding of new customer portfolios and retail inventory replenishment.

Gross profit for the first nine months increased 16% to $128.3 million and gross profit margin was 36.7%, which compared to 39.2% in the prior year period. The year-over-year decrease in gross profit margin was primarily due to inflationary impacts on production costs, partially offset by increased operating leverage from higher net sales, including benefits from price increases.

Year-over-year, income from operations increased 12% to $56.5 million; net income increased 58% to $24.1 million, or $2.05 diluted earnings per share; and Adjusted EBITDA increased 12% to $70.5 million.

Profitability benefited from higher net sales and the resulting operating leverage, partially offset by increased production costs and higher SG&A expenses, including increased compensation-related expenses and compliance costs related to Sarbanes-Oxley. The increase in net income was also aided by the comparison to significant debt refinancing costs incurred in the 2021 first quarter.

Balance Sheet, Liquidity, and Cash Flow

As of September 30, 2022, cash and cash equivalents was $21.5 million. Cash generated from operating activities in the first nine months of 2022 was $11.7 million and capital expenditures were $14.4 million, yielding Free Cash Flow usage of $2.7 million. This compared to $14.5 million of cash generated from operating activities and $9.7 million of Free Cash Flow generated in the first nine months of 2021, which included $9.8 million in cash tax refunds, primarily related to CARES Act filings, and $4.8 million of capital expenditures.

The working capital usage in the 2022 first nine months was primarily driven by a $14 million increase in inventories to support customer demand and a $15 million increase in accounts receivable as a result of higher sales. The Company generated $19.9 million of cash flow from operating activities and $13.6 million of positive Free Cash Flow in the third quarter.

The Company had $290 million of 8.625% senior secured notes due 2026 and $25 million of borrowings from its ABL revolving credit facility outstanding at quarter-end. Revolving credit facility proceeds were utilized to fund the $20 million notes redemption in the first quarter, as well as working capital needs.

The Company’s capital structure and allocation priorities are to maintain ample liquidity; invest in the business, including strategic acquisitions; deleverage the balance sheet; and return funds to stockholders.

“We are pleased with the operating leverage we generated from strong sales growth,” said Amintore Schenkel, Chief Financial Officer of CPI. “We also strengthened our financial position, generating strong cash flow and reducing net leverage in the quarter.”

Conference Call and Webcast

CPI Card Group Inc. will hold a conference call on November 3, 2022 at 9:00 a.m. Eastern Time (ET) to review its third quarter 2022 results. To participate in the Company's conference call via telephone or online:

U.S. dial-In number (toll-free): 833-927-1758

U.S.: 844-200-6205

U.S. local: 646-904-5544

Canada Toll-Free: 833-950-0062

International: 929-526-1599

Conference ID: 057319

Webcast Link: CPI Q3 webcast or at https://investor.cpicardgroup.com

Participants are advised to login for the webcast 10 minutes prior to the scheduled start time.

A replay of the conference call will be available until November 17, 2022 at:

US dial-in number (toll free): 866-813-9403

Canada: 226-828-7578

All other locations: 44-204-525-0658

Conference ID: 223308

A webcast replay of the conference call will also be available on CPI Card Group Inc.’s Investor Relations web site: https://investor.cpicardgroup.com

Non-GAAP Financial Measures

In addition to financial results reported in accordance with U.S. generally accepted accounting principles (“GAAP”), we have provided the following non-GAAP financial measures in this release, all reported on a continuing operations basis: EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, LTM Adjusted EBITDA and Net Leverage Ratio. These non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis between fiscal periods. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Our non-GAAP measures may be different from similarly titled measures of other companies. Investors are encouraged to review the reconciliation of these historical non-GAAP measures to their most directly comparable GAAP financial measures included in Exhibit E to this press release.

Adjusted EBITDA

Adjusted EBITDA is presented on a continuing operations basis and is defined as EBITDA (which represents earnings before interest, taxes, depreciation and amortization) adjusted for litigation; stock-based compensation expense; estimated sales tax expense, restructuring and other charges; loss on debt extinguishment; foreign currency gain or loss; litigation settlement gain; and other items that are unusual in nature, infrequently occurring or not considered part of our core operations, as set forth in the reconciliation in Exhibit E. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, unusual or non-recurring losses or gains. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses or the cash requirements necessary to service interest or principal payments on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations; or (g) the impact of any discontinued operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-operating, unusual or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results. In addition, certain of these expenses represent the reduction of cash that could be used for other purposes. Adjusted EBITDA margin percentage as shown in Exhibit E is computed as Adjusted EBITDA divided by total net sales.

We define LTM Adjusted EBITDA as Adjusted EBITDA (defined previously) for the last twelve months. LTM Adjusted EBITDA is used in the computation of Net Leverage Ratio, and is reconciled in Exhibit E.

Free Cash Flow

We define Free Cash Flow as cash flow provided by (used in) operating activities (continuing operations) less capital expenditures. We use this metric in analyzing our ability to service and repay our debt. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt, nor does it reflect the cash impacts of our discontinued operations. Free Cash Flow should not be considered in isolation, or as a substitute for, cash (used in) provided by operating activities or any other measures of liquidity derived in accordance with GAAP.

Financial Expectations for 2022

We have provided Adjusted EBITDA and Adjusted EBITDA Margin expectations for 2022 on a non-GAAP basis because certain reconciling items are dependent on future events that either cannot be controlled or cannot be reliably predicted because they are not part of the Company’s routine activities, any of which could be significant.

Net Leverage Ratio

Management and various investors use the ratio of debt principal outstanding, plus finance lease obligations, less cash, divided by LTM Adjusted EBITDA, or “Net Leverage Ratio”, as a measure of our financial strength when making key investment decisions and evaluating us against peers.

About CPI Card Group Inc.

CPI Card Group® is a payment technology company and leading provider of credit, debit and prepaid solutions delivered physically, digitally and on-demand. CPI helps our customers foster connections and build their brands through innovative and reliable solutions, including financial payment cards, personalization and Software-as-a-Service (SaaS) instant issuance. CPI has more than 20 years of experience in the payments market and is a trusted partner to financial institutions and payments services providers. Serving customers from locations throughout the United States, CPI has a large network of high security facilities, each of which is registered as PCI compliant by one or more of the payment brands: Visa, Mastercard®, American Express® and Discover®. Learn more at www.cpicardgroup.com.

Forward-Looking Statements

Certain statements and information in this release (as well as information included in other written or oral statements we make from time to time) may contain or constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe,” “estimate,” “project,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “continue,” “committed,” “attempt,” “target,” “objective,” “guides,” “seek,” “focus,” “provides guidance,” “provides outlook” or other similar expressions are intended to identify forward-looking statements, which are not historical in nature. These forward-looking statements, including statements about our strategic initiatives and market opportunities and our guidance for full-year 2022 results, are based on our current expectations and beliefs concerning future developments and their potential effect on us and other information currently available. Such forward-looking statements, because they relate to future events, are by their very nature subject to many important risks and uncertainties that could cause actual results or other events to differ materially from those contemplated.

These risks and uncertainties include, but are not limited to: the potential effects of COVID-19 and responses thereto on our business, including our supply chain, customer demand, workforce, operations and ability to comply with certain covenants related to our indebtedness; our transition to being an accelerated filer and complying with Section 404 of the Sarbanes-Oxley Act of 2002 and the costs associated with such compliance and implementation of procedures thereunder; our failure to maintain effective internal control over financial reporting or remediate material weaknesses; our inability to recruit, retain and develop qualified personnel, including key personnel; a disruption or other failure in our supply chain, including as a result of the Russia-Ukraine conflict, or labor pool resulting in increased costs and inability to pass those costs on to our customers and extended production lead times and difficulty meeting customers’ delivery expectations; a decline in U.S. and global market and economic conditions and resulting decreases in consumer and business spending, declines in consumer credit worthiness impacting demand for credit cards and ongoing or accelerating inflationary pressure; our failure to retain our existing customers or identify and attract new customers; system security risks, data protection breaches and cyber-attacks, including as retaliation for U.S. sanctions in connection with the Russia-Ukraine conflict; our substantial indebtedness, including inability to make debt service payments or refinance such indebtedness; the restrictive terms of our indebtedness and covenants of future agreements governing indebtedness and the resulting restraints on our ability to pursue our business strategies; interruptions in our operations, including our information technology (“IT”) systems, or in the operations of the third parties that operate the data centers or computing infrastructure on which we rely; disruptions in production at one or more of our facilities; environmental, social and governance preferences and demands of various stakeholders and our ability to conform to such preferences and demands and to comply with any related regulatory requirements; the effects of climate change, negative perceptions of our products due to the impact of our products and production processes on the environment and other ESG-related risks; disruptions in production due to weather conditions, climate change, political instability or social unrest; our inability to adequately protect our trade secrets and intellectual property rights from misappropriation, infringement claims brought against us and risks related to open source software; defects in our software; our limited ability to raise capital in the future; problems in production quality, materials and process; our inability to develop, introduce and commercialize new products; costs and impacts to our financial results relating to the obligatory collection of sales tax and claims for uncollected sales tax in states that impose sales tax collection requirements on out-of-state businesses, as well as potential new U.S. tax legislation increasing the corporate income tax rate and challenges to our income tax positions; our inability to successfully execute on our divestitures or acquisitions; our inability to realize the full value of our long-lived assets; costs relating to product defects and any related product liability and/or warranty claims; our inability to renew licenses with key technology licensors; the highly competitive, saturated and consolidated nature of our marketplace; the effects of delays or interruptions in our ability to source raw materials and components used in our products from foreign countries; failure to comply with regulations, customer contractual requirements and evolving industry standards regarding consumer privacy and data use and security; new and developing technologies that make our existing technology solutions and products obsolete or less relevant or our failure to introduce new products and services in a timely manner; quarterly variation in our operating results; our failure to operate our business in accordance with the Payment Card Industry Security Standards Council security standards or other industry standards; our failure to comply with environmental, health and safety laws and regulations that apply to our products and the raw materials we use in our production processes; risks associated with the majority stockholders’ ownership of our stock; potential conflicts of interest that may arise due to our board of directors being comprised in part of directors who are principals of our majority stockholders; the influence of securities analysts over the trading market for and price of our common stock; failure to meet the continued listing standards of the Nasdaq Global Market; certain provisions of our organizational documents and other contractual provisions that may delay or prevent a change in control and make it difficult for stockholders other than our majority stockholders to change the composition of our board of directors; our ability to comply with a wide variety of complex laws and regulations and the exposure to liability for any failure to comply; the effect of legal and regulatory proceedings; and other risks that are described in Part I, Item 1A – Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission (“SEC”) on March 8, 2022, in Part II, Item 1A – Risk Factors in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 filed with the SEC on November 3, 2022, and our other reports filed from time to time with the SEC.

We caution and advise readers not to place undue reliance on forward-looking statements, which speak only as of the date hereof. These statements are based on assumptions that may not be realized and involve risks and uncertainties that could cause actual results or other events to differ materially from the expectations and beliefs contained herein. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

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For more information:

CPI encourages investors to use its investor relations website as a way of easily finding information about the Company. CPI promptly makes available on this website the reports that the Company files or furnishes with the SEC, corporate governance information and press releases.

CPI Card Group Inc. Investor Relations:

(877) 369-9016

InvestorRelations@cpicardgroup.com

CPI Card Group Inc. Media Relations:

Media@cpicardgroup.com

CPI Card Group Inc. Earnings Release Supplemental Financial Information

Exhibit A	Condensed Consolidated Statements of Operations and Comprehensive Income - Unaudited for the three and nine months ended September 30, 2022 and 2021

Exhibit B	Condensed Consolidated Balance Sheets – Unaudited as of September 30, 2022 and December 31, 2021

Exhibit C	Condensed Consolidated Statements of Cash Flows - Unaudited for the nine months ended September 30, 2022 and 2021

Exhibit D	Segment Summary Information – Unaudited for the three and nine months ended September 30, 2022 and 2021

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliations - Unaudited for the three and nine months ended September 30, 2022 and 2021

EXHIBIT A

CPI Card Group Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Income

(in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net sales:
Products	$71,606	$52,276	$208,867	$146,445
Services	52,971	47,326	140,442	135,468
Total net sales	124,577	99,602	349,309	281,913
Cost of sales:
Products (exclusive of depreciation and amortization shown below)	42,702	31,493	128,851	86,708
Services (exclusive of depreciation and amortization shown below)	31,190	28,368	85,625	77,975
Depreciation and amortization	2,245	2,056	6,564	6,736
Total cost of sales	76,137	61,917	221,040	171,419
Gross profit	48,440	37,685	128,269	110,494
Operating expenses:
Selling, general and administrative (exclusive of depreciation and amortization shown below)	23,403	19,469	67,335	55,363
Depreciation and amortization	1,592	1,514	4,454	4,873
Total operating expenses	24,995	20,983	71,789	60,236
Income from operations	23,445	16,702	56,480	50,258
Other expense, net:
Interest, net	(7,323)	(7,183)	(22,334)	(23,196)
Other (expense) income, net	(63)	(6)	(79)	23
Loss on debt extinguishment	—	—	(395)	(5,048)
Total other expense, net	(7,386)	(7,189)	(22,808)	(28,221)
Income before income taxes	16,059	9,513	33,672	22,037
Income tax expense	(4,149)	(2,887)	(9,609)	(6,769)
Net income	$11,910	$6,626	$24,063	$15,268

Basic and diluted earnings per share:
Basic earnings per share	$1.06	$0.59	$2.14	$1.36
Diluted earnings per share	$1.01	$0.56	$2.05	$1.30

Basic weighted-average shares outstanding	11,265,767	11,238,678	11,259,655	11,234,054
Diluted weighted-average shares outstanding	11,788,921	11,799,321	11,730,668	11,755,381

Comprehensive income:
Net income	$11,910	$6,626	$24,063	$15,268
Total comprehensive income	$11,910	$6,626	$24,063	$15,268

		EXHIBIT B
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(Unaudited)

	September 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$21,507	$20,683
Accounts receivable, net of allowances of $169 and $86, respectively	75,749	60,953
Inventories	72,219	58,009
Prepaid expenses and other current assets	5,080	5,522
Income taxes receivable	2,112	534
Total current assets	176,667	145,701
Plant, equipment, leasehold improvements and operating lease right-of-use assets, net	57,268	47,251
Intangible assets, net	18,954	21,854
Goodwill	47,150	47,150
Other assets	5,008	6,184
Total assets	$305,047	$268,140

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$25,703	$26,443
Accrued expenses	34,384	37,150
Deferred revenue and customer deposits	3,915	1,182
Total current liabilities	64,002	64,775
Long-term debt	310,091	303,626
Deferred income taxes	6,445	5,253
Other long-term liabilities	18,769	15,506
Total liabilities	399,307	389,160
Commitments and contingencies
Series A Preferred Stock; $0.001 par value—100,000 shares authorized; 0 shares issued and outstanding at September 30, 2022 and December 31, 2021	—	—
Stockholders’ deficit:
Common stock; $0.001 par value—100,000,000 shares authorized; 11,287,909 and 11,255,466 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	11	11
Capital deficiency	(108,085)	(110,782)
Accumulated earnings (loss)	13,814	(10,249)
Total stockholders’ deficit	(94,260)	(121,020)
Total liabilities and stockholders’ deficit	$305,047	$268,140

		EXHIBIT C
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Operating activities
Net income	$24,063	$15,268
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization expense	11,018	11,609
Stock-based compensation expense	2,928	214
Amortization of debt issuance costs and debt discount	1,449	1,880
Loss on debt extinguishment	395	5,048
Deferred income taxes	1,192	(752)
Other, net	437	210
Changes in operating assets and liabilities:
Accounts receivable	(14,862)	(10,846)
Inventories	(13,916)	(21,831)
Prepaid expenses and other assets	1,501	(3,340)
Income taxes, net	(1,577)	10,603
Accounts payable	(440)	83
Accrued expenses and other liabilities	(3,208)	7,212
Deferred revenue and customer deposits	2,733	(843)
Cash provided by operating activities	11,713	14,515
Investing activities
Capital expenditures for plant, equipment and leasehold improvements	(14,440)	(4,827)
Other	95	156
Cash used in investing activities	(14,345)	(4,671)
Financing activities
Principal payments on First Lien Term loan	—	(312,500)
Principal payments on Senior Credit Facility	—	(30,000)
Principal payments on Senior Notes	(20,000)	—
Principal payments on ABL Revolver	(10,000)	(15,000)
Proceeds from Senior Notes	—	310,000
Proceeds from ABL Revolver, net of discount	35,000	14,750
Debt issuance costs	(262)	(9,452)
Payments on debt extinguishment and other	(831)	(2,663)
Proceeds from finance lease financing	2,074	—
Payments on finance lease obligations	(2,457)	(1,725)
Cash provided by (used in) financing activities	3,524	(46,590)
Effect of exchange rates on cash	(68)	(4)
Net decrease in cash and cash equivalents	824	(36,750)
Cash and cash equivalents, beginning of period	20,683	57,603
Cash and cash equivalents, end of period	$21,507	$20,853
Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$27,026	$22,107
Income taxes paid	$10,859	$4,708
Income taxes (refunded)	$(449)	$(9,846)
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$816	$3,666
Financing leases	$7,783	$484
Accounts payable and accrued expenses for capital expenditures for plant, equipment and leasehold improvements	$1,781	$1,005

				EXHIBIT D
CPI Card Group Inc. and Subsidiaries
Segment Summary Information
For the Three and Nine Months Ended September 30, 2022 and September 30, 2021
(dollars in thousands)
(Unaudited)

Net Sales
	Three Months Ended September 30,
	2022	2021	$ Change	% Change
Net sales by segment:
Debit and Credit	$99,512	$76,121	$23,391	30.7%
Prepaid Debit	25,335	23,498	1,837	7.8%
Eliminations	(270)	(17)	(253)	* %
Total	$124,577	$99,602	$24,975	25.1%
* Calculation not meaningful

	Nine Months Ended September 30,
	2022	2021	$ Change	% Change
Net sales by segment:
Debit and Credit	$285,708	$218,798	$66,910	30.6%
Prepaid Debit	64,010	63,339	671	1.1%
Eliminations	(409)	(224)	(185)	* %
Total	$349,309	$281,913	$67,396	23.9%

Gross Profit
	Three Months Ended September 30,
	2022	% of Net Sales	2021	% of Net Sales	$ Change	% Change
Gross profit by segment:
Debit and Credit	$38,071	38.3%	$28,176	37.0%	$9,895	35.1%
Prepaid Debit	10,369	40.9%	9,509	40.5%	860	9.0%
Total	$48,440	38.9%	$37,685	37.8%	$10,755	28.5%

	Nine Months Ended September 30,
	2022	% of Net Sales	2021	% of Net Sales	$ Change	% Change
Gross profit by segment:
Debit and Credit	$104,389	36.5%	$83,988	38.4%	$20,401	24.3%
Prepaid Debit	23,880	37.3%	26,506	41.8%	(2,626)	(9.9)%
Total	$128,269	36.7%	$110,494	39.2%	$17,775	16.1%

Income from Operations
	Three Months Ended September 30,
	2022	% of Net Sales	2021	% of Net Sales	$ Change	% Change
Income (loss) from operations by segment:
Debit and Credit	$29,418	29.6%	$20,499	26.9%	$8,919	43.5%
Prepaid Debit	9,109	36.0%	8,492	36.1%	617	7.3%
Other	(15,082)	* %	(12,289)	* %	(2,793)	22.7%
Total	$23,445	18.8%	$16,702	16.8%	$6,743	40.4%

	Nine Months Ended September 30,
	2022	% of Net Sales	2021	% of Net Sales	$ Change	% Change
Income (loss) from operations by segment:
Debit and Credit	$78,847	27.6%	$60,911	27.8%	$17,936	29.4%
Prepaid Debit	20,393	31.9%	23,060	36.4%	(2,667)	(11.6)%
Other	(42,760)	* %	(33,713)	* %	(9,047)	26.8%
Total	$56,480	16.2%	$50,258	17.8%	$6,222	12.4%

EBITDA
	Three Months Ended September 30,
	2022	% of Net Sales	2021	% of Net Sales	$ Change	% Change
EBITDA by segment:
Debit and Credit	$31,675	31.8%	$22,356	29.4%	$9,319	41.7%
Prepaid Debit	9,638	38.0%	9,040	38.5%	598	6.6%
Other	(14,094)	* %	(11,130)	* %	(2,964)	26.6%
Total	$27,219	21.8%	$20,266	20.3%	$6,953	34.3%

	Nine Months Ended September 30,
	2022	% of Net Sales	2021	% of Net Sales	$ Change	% Change
EBITDA by segment:
Debit and Credit	$85,042	29.8%	$67,078	30.7%	$17,964	26.8%
Prepaid Debit	22,101	34.5%	24,719	39.0%	(2,618)	(10.6)%
Other	(40,119)	* %	(34,955)	* %	(5,164)	14.8%
Total	$67,024	19.2%	$56,842	20.2%	$10,182	17.9%

Reconciliation of Income (loss) from
Operations by Segment to EBITDA by Segment
	Three Months Ended September 30, 2022
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$29,418	$9,109	$(15,082)	$23,445
Depreciation and amortization	2,271	529	1,037	3,837
Other income (expenses)	(14)	—	(49)	(63)
EBITDA	$31,675	$9,638	$(14,094)	$27,219

	Three Months Ended September 30, 2021
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$20,499	$8,492	$(12,289)	$16,702
Depreciation and amortization	1,858	550	1,162	3,570
Other income (expenses)	(1)	(2)	(3)	(6)
EBITDA	$22,356	$9,040	$(11,130)	$20,266

	Nine Months Ended September 30, 2022
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$78,847	$20,393	$(42,760)	$56,480
Depreciation and amortization	6,202	1,711	3,105	11,018
Other income (expenses)	(7)	(3)	(464)	(474)
EBITDA	$85,042	$22,101	$(40,119)	$67,024

	Nine Months Ended September 30, 2021
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$60,911	$23,060	$(33,713)	$50,258
Depreciation and amortization	6,155	1,647	3,807	11,609
Other income (expenses)	12	12	(5,049)	(5,025)
EBITDA	$67,078	$24,719	$(34,955)	$56,842

				EXHIBIT E
CPI Card Group Inc. and Subsidiaries
Supplemental GAAP to Non-GAAP Reconciliation
(dollars in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
EBITDA and Adjusted EBITDA:
Net income	$11,910	$6,626	$24,063	$15,268
Interest, net	7,323	7,183	22,334	23,196
Income tax expense	4,149	2,887	9,609	6,769
Depreciation and amortization	3,837	3,570	11,018	11,609
EBITDA	$27,219	$20,266	$67,024	$56,842

Adjustments to EBITDA:
Stock-based compensation expense	966	116	2,928	214
Sales tax expense (benefit) (1)	22	—	74	(465)
Severance and other charges (2)	—	1,089	—	1,250
Loss on debt extinguishment (3)	—	—	395	5,048
Foreign currency loss (gain)	64	5	79	(24)
Subtotal of adjustments to EBITDA	1,052	1,210	3,476	6,023
Adjusted EBITDA	$28,271	$21,476	$70,500	$62,865
Net income margin (% of Net Sales)	9.6%	6.7%	6.9%	5.4%
Net income growth (% Change 2022 vs. 2021)	79.7%		57.6%
Adjusted EBITDA margin (% of Net Sales)	22.7%	21.6%	20.2%	22.3%
Adjusted EBITDA growth (% Change 2022 vs. 2021)	31.6%		12.1%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Free Cash Flow:
Cash (used in) provided by operating activities	$19,861	$(8,231)	$11,713	$14,515
Capital expenditures for plant, equipment and leasehold improvements	(6,261)	(1,124)	(14,440)	(4,827)
Free Cash Flow	$13,600	$(9,355)	$(2,727)	$9,688

(1)	Represents estimated sales tax benefit relating to a contingent liability due to historical activity in certain states where it is probable that the Company will be subject to sales tax plus interest and penalties.
(2)	The 2021 amount primarily relates to executive severance charges.
(3)	The company redeemed a portion of the Senior Notes in the third quarter of 2022 and expensed the associated portion of the unamortized deferred financing costs. Additionally, the Company terminated and repaid its Senior Credit Facility and First Lien Term Loan during the first quarter of 2021 and expensed the unamortized deferred financing costs and debt discount.

	Last Twelve Months Ended
	September 30,	December 31,
	2022	2021
Reconciliation of net income to LTM EBITDA and Adjusted EBITDA
Net income	$24,736	$15,941
Interest, net	29,746	30,608
Income tax expense	10,721	7,881
Depreciation and amortization	14,507	15,098
EBITDA	$79,710	$69,528

Adjustments to EBITDA:
Stock-based compensation expense	3,964	1,250
Sales tax benefit (1)	(75)	(614)
Severance and other charges (2)	—	1,250
Loss on debt extinguishment (3)	395	5,048
Foreign currency loss (gain)	88	(15)
Subtotal of adjustments to EBITDA	$4,372	$6,919
LTM Adjusted EBITDA	$84,082	$76,447

	As of
	September 30,	December 31,
	2022	2021
Calculation of Net Leverage Ratio:
Senior Notes	$290,000	$310,000
ABL revolver	25,000	—
Finance lease obligations	10,256	4,925
Total debt	325,256	314,925
Less: Cash and cash equivalents	(21,507)	(20,683)
Total Net Debt (a)	$303,749	$294,242
LTM Adjusted EBITDA (b)	$84,082	$76,447
Net Leverage Ratio (a)/(b)	3.6	3.8